UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2013

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 30, 2013, the Company held its Annual Meeting of Shareholders at which: (i) three Class I directors to the Company’s Board of Directors were elected, (ii) the Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan was approved, (iii) executive compensation was approved in an advisory vote, (iv) an advisory vote was taken on the frequency of future advisory stockholder votes on executive compensation, and (v) the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified.  The number of votes for, against, or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the Annual Meeting of Shareholders, were as follows:

(i) Election of Directors	For	Withheld	Broker Non-Votes
Robert S. Harrison	33,053,548	3,438,649	2,756,001
Michele K. Saito	35,287,524	1,204,673	2,756,001
Eric K. Yeaman	35,243,653	1,248,544	2,756,001

(ii) 2012 Incentive Compensation Plan	For	Against	Abstain	Broker Non-Votes
	34,628,491	1,746,999	116,815	2,756,001

(iii) Advisory Vote on Executive Compensation	For	Against	Abstain	Broker Non-Votes
	35,727,716	640,365	124,225	2,756,001

(iv) Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
	31,798,205	271,016	4,273,305	149,779	2,756,001

(v) Ratification of Appointment of Independent Registered Public Accounting Firm	For	Against	Abstain	Broker Non-Votes
	39,016,752	160,621	70,934	--

The Company’s Board of Directors has considered the voting results with respect to the frequency of advisory votes on executive compensation, and determined that the Company will hold an annual advisory vote on the compensation of named executive officers until the next required vote on the frequency of advisory votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito______________
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller

Dated:           April 30, 2013